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                                                                   EXHIBIT 23.2

                               AUDITOR'S CONSENT

  I consent to the reference to my firm under the caption "Experts" and to the use of my report dated April 29, 1996 in the Registration Statement (Form S-3) and related Prospectus of Buckeye Cellulose Corporation for the registration of 3,045,157 shares of its common stock.

                                                 Dipl.-Ing. Wolf Gadecke
                                                    Wirtschaftsprufer

Hamburg, Germany

June 10, 1996